UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

Invitation Homes Inc.

(Exact Name of Registrant as Specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 LBJ Freeway, Suite 600

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2024, Invitation Homes Operating Partnership LP (the “Borrower”), a wholly owned subsidiary of Invitation Homes Inc. (the “Company”), entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement (the “New Credit Agreement”) with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent. The New Credit Agreement provides for senior unsecured credit facilities (together, collectively, the “New Credit Facility”) consisting of:

•	a $1,750,000,000 revolving credit facility (the “Revolving Credit Facility”), which will mature on September 9, 2028, with two six-month extension options, subject to certain conditions; and

•	a $1,750,000,000 term loan facility (the “Term Loan Facility”), which will mature on September 9, 2028, with two six-month extension options, subject to certain conditions.

The Revolving Credit Facility also includes borrowing capacity available for letters of credit subject to certain sublimits. The New Credit Agreement also includes the option to enter into additional incremental credit facilities (including an uncommitted incremental facility that provides the Borrower with the option to increase the size of the Revolving Facility and/or the Term Loan Facility such that the aggregate amount of the New Credit Facility, together with all such incremental facilities, does not exceed at any time $4,000,000,000), subject to certain limitations.

The Revolving Credit Facility replaces the Company’s existing $1,000,000,000 revolving credit facility, which had no balance drawn as of the date of effectiveness of the New Credit Agreement. The Term Loan Facility replaces the existing $2,500,000,000 term loan facility. Proceeds from the Term Loan Facility, a $750,000,000 borrowing on the Revolving Credit Facility on the date of effectiveness of the New Credit Agreement, and excess cash on hand were used to fully repay the existing $2,500,000,000 term loan facility, which was due to reach final maturity on January 31, 2026, and to pay costs associated with the transaction.

Interest Rate and Fees

Borrowings under the New Credit Agreement bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) Term SOFR for the interest period relevant to such borrowing, (b) Daily Simple SOFR, or (c) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50%, (3) the Term SOFR rate that would be payable on such day for a Term SOFR loan with a one-month interest period plus 1.00%, and (4) 1.00%. The margin is variable and dependent on a credit rating based grid. The margin for the Revolving Credit Facility ranges from 0.00% to 0.40%, in the case of base rate loans, and 0.70% to 1.40%, in the case of Term SOFR or Daily Simple SOFR loans. The margin for the Term Loan Facility ranges from 0.00% to 0.60%, in the case of base rate loans, and 0.75% to 1.60%, in the case of Term SOFR or Daily Simple SOFR loans. The margin as of the date of effectiveness of the New Credit Agreement is (a) in respect of the Revolving Credit Facility, 0.00%, in the case of base rate loans, and 0.85%, in the case of Term SOFR or Daily Simple SOFR loans and (b) in respect of the Term Loan Facility, 0.00%, in the case of base rate loans, and 0.95%, in the case of Term SOFR or Daily Simple SOFR loans.

The Borrower is also required to pay a Revolving Credit Facility fee to the Lenders under the Revolving Credit Facility in respect of the commitments thereunder at a credit rating based rate ranging from 0.10% to 0.30% per annum, as well as customary letter of credit fees. The Revolving Credit Facility fee as of the date of effectiveness of the New Credit Agreement is 0.20%.

Prepayments

The Borrower is permitted to voluntarily repay amounts outstanding under the New Credit Facility at any time without premium or penalty, subject to the payment of customary “breakage” costs in the case of the prepayment of Term SOFR loans. Borrowings under the Revolving Credit Facility may be reborrowed until the final maturity date thereof, however, once borrowings under the Term Loan Facility are repaid, no further borrowings will be permitted under the Term Loan Facility.

Amortization

The New Credit Facility has no required amortization payments prior to the final maturity date.

Guarantees

The obligations under the New Credit Facility are guaranteed on a joint and several basis by each direct and indirect domestic wholly owned subsidiary of the Borrower that owns, directly or indirectly, unencumbered assets (the “Subsidiary Guarantors”), subject to certain exceptions. There are currently no Subsidiary Guarantors. Should there be Subsidiary Guarantors, their guarantees will be automatically released upon the occurrence of certain events, including if the applicable Subsidiary Guarantor is no longer a direct owner of an unencumbered asset.

The obligations under the New Credit Facility are guaranteed on a joint and several basis by the Company, Invitation Homes OP GP LLC, and IH Merger Sub, LLC (the “Parent Guarantors,” and collectively with the Subsidiary Guarantors, if any, the “Guarantors”). These guarantees will be automatically released upon the occurrence of certain events.

Certain Covenants and Events of Default

The New Credit Agreement contains certain customary affirmative and negative covenants and events of default. Subject to certain exceptions, such covenants restrict the ability of the Borrower, the Guarantors and their respective subsidiaries to, among other things:

•	engage in certain mergers, consolidations or liquidations;

•	sell, lease or transfer all or substantially all of their respective assets;

•	engage in certain transactions with affiliates;

•	make changes to the Borrower’s fiscal year or change the method of determining fiscal quarters;

•	make changes in the nature of the business of the Borrower and its subsidiaries; and

•	incur additional indebtedness on a pari passu basis with the New Credit Facility.

The New Credit Agreement also requires the Borrower, on a consolidated basis with its subsidiaries, to maintain a (a) maximum total leverage ratio, (b) maximum secured leverage ratio, (c) maximum unencumbered leverage ratio, (d) minimum fixed charge coverage ratio, and (e) minimum unsecured interest coverage ratio.

If an event of default occurs, the Lenders will be entitled to take various actions, including the acceleration of amounts due under the New Credit Agreement.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with the Lenders and their affiliates, including Bank of America, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., PNC Capital Markets LLC, BMO Capital Markets Corp., BNP Paribas, Capital One, National Association, Goldman, Sachs Bank USA., Keybanc Capital Markets, Inc., M&T Bank, Morgan Stanley Senior Funding, Inc., RBC Capital Markets, Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Bank, National Association, Regions Bank, The Bank of New York Mellon, Citibank, N.A., The Huntington National Bank, The Bank of Nova Scotia, Deutsche Bank AG New York Branch, PNC Bank, National Association, Bank of Montreal, Chicago Branch, Keybank National Association, Royal Bank of Canada, Associated Bank, National Association, Taiwan Cooperative Bank, LTD. (New York), Land Bank of Taiwan, New York Branch, Taiwan Business Bank, New York Branch, and First Independence Bank.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 9, 2024, the Borrower, entered into the First Amendment to Term Loan Agreement (the “Amendment”), which amends the Term Loan Agreement, dated as of June 22, 2022 (the “Term Loan Agreement”) with the lenders party thereto and Capital One, National Association, as administrative agent. The Amendment provides for, among other things, certain conforming changes to align with the New Credit Agreement, including changes to the “Total Asset Value” definition and the removal of the “Maximum Secured Leverage Ratio” financial covenant.

Except as described above, the material terms of the Term Loan Agreement generally remain unchanged. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 9, 2024, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties party thereto.

10.2	First Amendment to Term Loan Agreement, dated as of September 9, 2024, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Capital One, National Association, as administrative agent and the other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	September 10, 2024